UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2025, 3D Systems Corporation (the “Company”) completed its previously announced private offering of $92.0 million aggregate principal amount of its 5.875% Convertible Senior Secured Notes due 2030 (the “Notes”). The Notes were issued pursuant to an indenture, dated June 23, 2025 (the “Indenture”), among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent.

The Notes are senior secured obligations of the Company and will bear interest at a rate of 5.875% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025. The Notes will mature on June 15, 2030, unless earlier redeemed, repurchased or converted in accordance with the terms of the Notes. The Notes will be convertible at the option of holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Notes will be convertible into cash, shares of the Company’s common stock (“common stock”) or a combination of cash and shares of common stock, at the election of the Company.

The Notes have an initial conversion rate of 445.6328 shares of common stock per $1,000 principal amount of Notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $2.24 per share, which represents a premium of approximately 20% over the last reported sale price of the common stock on The New York Stock Exchange of $1.87 per share on June 17, 2025.

The holders of the Notes have a one-time right, on June 20, 2028 (the “put date”), to require the Company to repurchase for cash all or a portion of their Notes on the put date at 100% of their principal amount, plus any accrued and unpaid interest. Additionally, holders of the Notes have the right to require the Company to repurchase for cash all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the Indenture). The Company is also required to increase the conversion rate for holders who convert their Notes in connection with certain fundamental changes or convert their Notes that are called for redemption, as the case may be, prior to the maturity date. The Notes are redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after June 20, 2028 and before the 41st scheduled trading day immediately preceding the maturity date, but only if the last reported sale price per share of the common stock has been at least 130% of the conversion price then in effect for a specified period of time.

The Notes are the Company’s senior secured obligations, are guaranteed by certain of the Company’s subsidiaries and are secured on a first-priority basis by substantially all assets of the Company and such guarantors, subject to certain exceptions (including with respect to the intellectual property of the Company and the guarantors; provided that, certain breaches by the Company or any of its subsidiaries of the limitation on liens covenant in the Indenture with respect to liens on its intellectual property will cause the Notes to automatically become secured by a prior security interest in all the intellectual property of the Company and the guarantors), as further described in the Indenture.

The Indenture contains a number of restrictive covenants and limitations, including restrictions on the Company’s ability to incur certain indebtedness and other limitations on liens, investments and restricted payments, as further described in the Indenture.

A copy of the Indenture and the form of the Note are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text in such exhibits.

The net proceeds from the offering were approximately $87.9 million, after deducting the estimated offering expenses payable by the Company. The Company used (i) the net proceeds from the sale of the Notes, together with approximately $77.9 million of cash on hand, to purchase a portion of its outstanding 0% Convertible Senior Notes due 2026 and (ii) approximately $15.0 million of cash on hand to purchase shares of the common stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to certain investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the investors in certain subscription agreements, each dated June 17, 2025, by and between the Company and such investors party thereto. The shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 8.01	Other Events.

On June 18, 2025, the Company issued a press release announcing the pricing of the Notes offering. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain of the foregoing statements are not statements of historical or current facts and are therefore forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this Current Report on Form 8-K include express or implied statements about the offering of the Notes and the Company’s expectations regarding the use of the net proceeds from the offering, among others. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates,” “designs” or “plans” or the negative of these terms or other comparable terminology. The forward-looking statements in this Current Report on Form 8-K include express or implied statements about the offering of the Notes and the Company’s expectations regarding the use of the net proceeds from the offering, among others. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s periodic filings with the SEC, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date hereof. The Company undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated June 23, 2025, among 3D Systems Corporation, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and collateral agent.

4.2	Form of 5.875% Convertible Senior Note due 2030 (included in Exhibit 4.1)

99.1	Press Release issued on June 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: June 24, 2025	By:	/s/ Jeffrey D. Creech
Jeffrey D. Creech
Executive Vice President and Chief Financial Officer